CALIFORNIA ASSOCIATION OF REALTORS®

OPTION AGREEMENT

(To be used with a Purchase Agreement. May also be used with a Lease.)

(C.A.R. Form OA, Revised 4/08)

Date September 1, 2010, at Grass Valley, California

Ruby Development Company, a partnership (W.R. Frederking, authorized signatory) ("Optionor"), grants to North Bay Resources Inc., a Delaware corp. (Perry Leopold, authorized signatory), ("Optionee"), on the following terms and conditions, an option ("Option") to purchase the real property and improvements situated in (City) Unincorporated, County of Sierra, California, described as Ruby Gold Mine Old Henness Pass ("Property") on the terms and conditions specified in the attached: [X] Real Estate Purchase Agreement [X] Other including all attachments/ exhibits, which is incorporated by reference as a part of this Option.

1. **OPTION CONSIDERATION:**
   A. Fifty Thousand Dollars ($ 50,000.00), payable upon acceptance of this Option, or, if checked, [ ] ______, by [ ] cash, [ ] cashier's check, [ ] personal check, or [X] wire transfer made payable to Ruby Development Company.
   ~~OR B. [ ] (If checked) Mutual execution of the attached lease specified in paragraph 2A.~~
   ~~OR C. [ ] (If checked) Both 1A and 1B.~~
2. [ ] **~~LEASE (If checked):~~**
   A. The attached Lease Agreement, dated ______, between Optionee as Tenant and Optionor as Landlord, is incorporated by reference as part of this Option.
   B. If the Option is exercised, the lease shall terminate on the earliest of (i) the date scheduled for Close-Of-Escrow under the ~~Purchase Agreement, or as extended in writing, (ii) the Close Of Escrow of the Purchase Agreement, or (iii) mutual cancellation of the Purchase Agreement.~~
3. **OPTION PERIOD:** The Option shall begin on (date) September 1, 2010, and shall end at 11:59 p.m. (or at [X] 5:00 pm), on (date) January 31, 2011.
4. **MANNER OF EXERCISE:** Optionee may exercise the Option **only** by delivering a written unconditional notice of exercise, signed by Optionee, to Optionor, or MISSION CANYON REALTY (ANNE QUICK), who is authorized to receive it. A copy of the unconditional notice of exercise shall be delivered to the Brokers identified in this Agreement.
5. **NON-EXERCISE:** If the Option is not exercised in the manner specified, within the option period or any written extension thereof, or if it is terminated under any provision of this Option, then:
   A. The Option and all rights of Optionee to purchase the Property shall immediately terminate without notice; and
   B. All Option Consideration paid, rent paid, services rendered to Optionor, and improvements made to the Property, if any, by Optionee, shall be retained by Optionor in consideration of the granting of the Option; and
   C. Optionee shall execute, acknowledge, and deliver to Optionor, within **5 (or [ ] ______) calendar Days** of Optionor's request, a release, quitclaim deed, or any other document reasonably required by Optionor or a title insurance company to verify the termination of the Option.
6. **EFFECT OF DEFAULT ON OPTION:**
   A. Optionee shall have no right to exercise this Option if Optionee has not performed any obligation imposed by, or is in default of, any obligation of this Option, any addenda, or any document incorporated by reference.
   ~~B. In addition, if a lease is incorporated by reference in paragraph 2A, Optionee shall have no right to exercise this Option if Optionor, as Landlord, has given to Optionee, as Tenant, two or more notices to cure any default or non-performance under that lease.~~
7. **OPTIONOR DISCLOSURE:**
   A. Unless exempt, if the Property contains one-to-four residential dwelling units, Optionor shall within **7 (or ______) Days After** entering into this Option provide to Optionee (i) a Real Estate Transfer Disclosure Statement, a Natural Hazard Disclosure Statement, a Notice of Private Transfer Fee and other disclosures required by Civil Code §§1102 and 1103 et seq., (ii) [ ] a preliminary title report, and (iii) [ ] ______
   B. If any disclosure or notice specified in 7A is delivered to Optionee after the Option is Signed, Optionee shall have the right to ~~cancel this Option within 3 Days After delivery in person or 5 Days After delivery by deposit in the mail by giving written notice of cancellation to Optionor or Optionor's agent.~~

Optionee and Optionor acknowledge receipt of copy of this page, which constitutes Page 1 of 3 Pages.

Optionee's Initials (PL) (______) Optionor's Initials (WRF) (______)

Reviewed by ______ Date ______

EQUAL HOUSING OPPORTUNITY

Agent: Anne Quick Phone: (760) 251-5120 Fax: (760) 251-0234 Prepared using WINForms® software
Broker: MISSION CANYON REALTY 64971 Leith Ave, Desert Hot Springs CA 92240

Property Address: Ruby Gold Mine Old Hennese Pass, Unincorporated, CA Date: September 1, 2010

8. **PURCHASE AGREEMENT:**

~~A. All of the time limits contained in the attached Purchase Agreement, which begin on the date of Acceptance of the Purchase Agreement, shall instead begin to run on the date the Option is exercised.~~

B. If this Option is exercised and Optionee cancels pursuant to any contingency in the attached purchase agreement, including but not limited to any right of inspection or financing provision, all option consideration paid, rent paid, services rendered to Optionor, and improvements to the Property, if any, by Optionee, shall be retained by Optionor in consideration of the granting of the Option.

C. If this Option is exercised, upon close of escrow of the attached Purchase Agreement, [X] all, or [ ] $ ________, of the Option Consideration, and [ ] (if checked) $ ________ per month of rent actually paid by Optionee, shall be applied toward Optionee's down payment obligations under that Agreement. Optionee is advised that the full amount of the option consideration applied toward any down payment may not be counted by a lender for financing purposes.

9. **DISPUTE RESOLUTION:** Optionee and Optionor agree that any dispute or claim arising between them out of this Agreement shall be decided by the same method agreed to for resolving disputes in the attached Purchase Agreement.

10. **DAMAGE OR DESTRUCTION:** If, prior to exercise of this Option, by no fault of Optionee, the Property is totally or partially damaged or destroyed by fire, earthquake, accident or other casualty, Optionee may cancel this Agreement by giving written notice to Optionor, and is entitled to the return of all Option Consideration paid. However, if, prior to Optionee giving notice of cancellation ~~to Optionor, the Property has been repaired or replaced so that it is in substantially the same condition as of the date of acceptance of this Agreement, Optionee shall not have the right to cancel this Agreement.~~

11. **OPTIONEE INSPECTION:** Optionee [X] has, [ ] has not conducted inspections, investigations, tests, surveys and other studies of the Property prior to entering into this Option.

12. **RECORDING:** Optionor or Optionee shall, upon request, execute, acknowledge, and deliver to the other a memorandum of this Option for recording purposes. All resulting fees and taxes shall be paid by the party requesting recordation.

13. **OTHER TERMS AND CONDITIONS,** including attached supplements:

a. Option Addendum

b. Contingency Removal (CAR form CR)

c. "Purchase Agreement" consisting of Commercial Property Purchase Agreement (CAR form CPA rev 4/10) and all documents attached thereto.

d. Cancellation of Contract (CAR CC form rev 4/05)

14. **ATTORNEY FEES:** In any action, proceeding, or arbitration between Optionee and Optionor arising out of this Option, the prevailing Optionee or Optionor shall be entitled to reasonable attorney fees and costs from the non-prevailing Optionee or Optionor.

15. **BROKER COMPENSATION FROM OPTIONEE:** If applicable, Optionee agrees to pay compensation to Broker as specified in a separate written agreement between Optionee and Broker.

16. **TIME OF ESSENCE; ENTIRE CONTRACT; CHANGES:** Time is of the essence. All understandings between the parties are incorporated in this Option. Its terms are intended by the parties as a final, complete, and exclusive expression of their agreement with respect to its subject matter, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. **This Agreement may not be extended, amended, modified, altered, or changed, except in writing signed by Optionee and Optionor.**

17. **TERMS AND CONDITIONS OF OFFER:** This is an offer for an option to purchase Property on the above terms and conditions. This Option and any supplement, addendum, or modification, including any photocopy or facsimile, may be signed in two or more counterparts, all of which shall constitute one and the same writing. Optionee has read and acknowledges receipt of a copy of this offer.

Optionee and Optionor acknowledge receipt of copy of this page, which constitutes Page 2 of 3 Pages.
Optionee's Initials (PL) (____) Optionor's Initials (MM) (____)

Reviewed by ________ Date ________

Property Address: Ruby Gold Mine Old Henness Pass, Unincorporated, CA Date: September 1, 2010

18. **EXPIRATION OF OFFER:** Unless Acceptance of Offer is signed by Optionor, and a signed copy delivered in person, by mail, or facsimile, and personally received by Optionee, or by ANNE QUICK, who is authorized to receive it, by (date) September 30, 2010, at 5:00 ☐ AM ☒ PM, the offer shall be deemed revoked.

OPTIONEE [signature] 9/27/10

OPTIONEE North Bay Resources Inc., by Perry Leopold
Address P. O. Box 162
Skippack, PA. 19474
Telephone (215)661-1100 Fax 215-661-8959

19. **BROKER COMPENSATION FROM OPTIONOR:** If applicable, Optionor agrees to pay compensation to Broker as specified in a separate written agreement between Optionor and Broker.

20. **ACCEPTANCE OF OPTION:** Optionor warrants that Optionor is the owner of the Property or has the authority to execute this Agreement. Optionor accepts and agrees to grant an Option to purchase the Property on the above terms and conditions.

If checked: ☐ **SUBJECT TO ATTACHED COUNTER OFFER, DATED** ____________.

OPTIONOR [signature] Sept 27/10

OPTIONOR Ruby Development Company by W.R. Frederking
Address P. O. Box 1241
Grass Valley, CA. 95945
Telephone (530)478-0321 Fax ____________

REAL ESTATE BROKERS:

A. Real Estate Brokers are not parties to the Agreement between Optionee and Optionor.

B. **COOPERATING BROKER COMPENSATION:** Listing Broker agrees to pay Cooperating Broker and Cooperating Broker agrees to accept, (i) the amount specified in the MLS, provided Cooperating Broker is a Participant of the MLS in which the Property is offered for Option or a reciprocal MLS; or (ii) ☐ (if checked) the amount specified in a separate written agreement (C.A.R. Form CBC) between Listing Broker and Cooperating Broker.

Broker MISSION CANYON REALTY (Anne Quick) By Anne Quick ANNE QUICK Date 9/27/10
Address P.O.Box 581125 N.Palm Springs, CA. 92258-1125
Telephone (760)880-0974 Fax (760)251-0234

Broker ____________ By ____________ Date ____________
Address ____________
Telephone ____________ Fax ____________

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

Reviewed by ____________ Date ____________

OPTION ADDENDUM

The following terms and conditions are hereby incorporated in and made a part of the Option Agreement dated September 1, 2010, (herein referred to as the "Option" or "Agreement") on property known as Ruby Gold Mine Old Henness Pass (herein referred to as the "Property" or "Ruby Mine") in which North Bay Resources Inc. is referred to as "Optionee" or "North Bay" and Ruby Development Company is referred to as "Optionor". The Commercial Property Purchase Agreement that is attached to the Option is referred to herein as the "Purchase Agreement".

1. The Parties acknowledge and agree that the California Association of Realtors ("CAR" or "C.A.R.") form documents, which are the foundation agreement documents used for the Option, for the Purchase Agreement, and for certain other matters in this transaction, contain wording and provisions that are either irrelevant or contrary to the intent and/or purpose of the Parties. The Parties agree that this Addendum to the Option, the Addenda to the Purchase Agreement, and any and all other wording and provisions written by the Parties shall take precedence over and entirely replace when appropriate any potentially conflicting provisions or wording contained in the CAR form documents. The Parties further agree that any irrelevant provisions or wording in the CAR form documents shall be ignored.

2. ADDITIONAL OPTION CONSIDERATION: In addition to the Option Consideration provided in Paragraph 1 of the Option, Optionee shall pay the following additional Option consideration to Optionor upon acceptance of this Option (collectively referred to as "Option Consideration"). All Option Consideration is non-refundable in the event that Optionee fails to exercise its Option, and further, all Option Consideration shall be applied, except as provided in 2.b., below, toward the Purchase Price if Optionee exercises its Option and purchases the Ruby Mine:

a. TEN MILLION (10,000,000) common shares of North Bay Resources which shall be credited as ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) toward the Purchase Price. Upon issue, said shares shall be divided equally between R. E. Frederking Trustee, W. R. Frederking, G. W. Frederking, and R. L. Frederking. Optionee shall make a diligent effort to have such shares registered and free trading as soon as practicable;

b. Warrants granting Optionor the right to purchase an additional TEN MILLION (10,000,000) common shares of North Bay Resources at the closing price on the date of Optionee's acceptance of this Option. Said warrants shall be exercisable immediately and can be exercised, in whole or in part, any time, and from time to time, at Optionor's discretion. Optionor shall have the right to specify the name or names in which any shares acquired with such warrants shall be issued. Such warrants shall be good until December 30, 2012. Optionee shall prepare and deliver a standard warrant certificate or

certificates for the purchase of said shares to Optionor within NINETY (90) days of acceptance. No credit shall be applied to the Purchase Price for these warrants. Optionee shall not make any announcement or press release regarding either the Ruby Mine or the Option Agreement until after the close of trading on the date of acceptance;

c. FIVE THOUSAND DOLLARS ($5,000.00) received from Optionee in August 2010 by Optionor for drafting documents shall be credited toward the initial Option consideration of FIFTY THOUSAND DOLLARS ($50,000.00) payable upon acceptance of the Option Agreement as provided in Paragraph 1A of the Option; and,

d. Additional Option payments in the amount of TEN THOUSAND DOLLARS ($10,000.00) payable on the first day of each and every month beginning on November 1, 2010, and continuing through January 2011; and an additional Option payment in the amount of TEN THOUSAND DOLLARS ($10,000.00) payable on or before December 30, 2010, in lieu of the monthly payment that would have been payable on October 1, 2010; said additional Option payments totaling FORTY THOUSAND DOLLARS ($40,000.00);

3. OTHER OBLIGATIONS OF OPTIONEE:

a. Optionee shall reimburse Optionor for all costs and expenses for permitting, taxes and fees for the subject Property during the Option period ("Reimbursement Payments"). Optionee shall pay invoices with attached corroborating documentation submitted by Optionor for such costs and expenses within THIRTY (30) days after Optionee's receipt of said invoices. REIMBURSEMENT PAYMENTS SHALL NOT APPLY TOWARD THE PURCHASE PRICE.

b. Optionee shall also reimburse Optionor for the unsecured property taxes and BLM (Bureau of Land Management) annual fees in the amount of approximately SIXTEEN THOUSAND SIX HUNDRED DOLLARS ($16,600.00) paid by Optionor in August 2010. Optionor shall deliver to Optionee an invoice, with attached corroborating documentation, payable on or before October 8, 2010.

c. Optionee shall make all payments to Optionor required hereunder by wire transfer to Optionor at the Nevada City branch of Citizens Bank of Northern California.

d. Optionee, and its agents, representatives and employees, shall not contact government agencies without Optionor's prior written consent or otherwise interfere with Optionor's activities.

e. Optionee shall perform all of its investigations and due diligence during the Option Period and shall remove any and all contingencies prior to exercising the Option. At all times during the term of this Agreement, upon 72-hour prior written notice to Optionor, Optionee shall have the right to enter upon the Property to conduct surveys,

PL
Optionee's Initials
9/27/10
Date

WMJ
Optionor's Initials
9/27/10
Date

soils, asbestos and toxic and hazardous waste tests. Optionee may elect to conduct any environmental tests itself at its sole cost and expense. Optionee will defend, indemnify, and hold Optionor harmless from any claim, loss, or liability for property damage or personal injury arising from any entry by Optionee, and any claim of lien, property damage or personal injury arising out of all activities by Optionee, Optionee's agents and employees, and independent contractors retained by Optionee. Optionee will be solely responsible for all costs incurred in connection with these activities or Optionee's investigation of the Property. Optionee shall obtain a public liability insurance policy for at least One Million Dollars ($1,000,000.00). A current certificate evidencing the insurance that names Optionor as an additional insured shall be delivered to Optionor not less than ten (10) days prior to Optionee entering the Property. The certificate shall provide that the policy shall not be canceled without at least ten (10) days' prior written notice to Optionor. This policy or a renewal or replacement of this policy shall remain in effect during any period during which Optionee is exercising its right of entry and inspection. Optionee shall keep the Property free of all mechanics' or similar liens in connection with all activities by or on behalf of Optionee in connection with the Property. Optionor shall also be entitled to record and post notices of non-responsibility for any activities of Optionee in connection with the Property.

f. Optionee agrees that the maps, reports, permits, licenses and other documents and information about the Ruby Mine disclosed by Optionor and provided to Optionee are sensitive and valuable proprietary materials. Optionee agrees to keep all such materials confidential, and agrees to obtain Optionor's written consent before using such materials for promotion or other uses other than Optionee's due diligence investigating the Ruby Mine.

g. Optionee agrees to provide Optionor with copies of all maps, reports and other work products relating to the Ruby Mine that are produced by or for Optionee within TEN (10) days of Optionee's production or receipt thereof. Optionee further agrees to authorize all geologists and other professionals or consultants engaged by or otherwise acting for or on the behalf of Optionee to discuss their findings and conclusions about the Ruby Mine with Optionor and to provide Optionor with reasonable access to and copies of their work products.

4. OTHER OBLIGATIONS OF OPTIONOR:

a. Optionor agrees to cooperate with geologists and other professionals or consultants working on Optionee's behalf and to provide (i) reasonable access to the Ruby Mine upon written notice as provided for herein and (ii) materials relating to the Ruby Mine to help facilitate their reasonable investigations of the Ruby Mine for Optionee.

b. Optionor shall be available for consultation at reasonable times, and shall make a good faith effort to renew all applicable permits during the term of the Option and to

PL
Optionee's Initials
9/27/10
Date

WMF
Optionor's Initials
9/27/10
Date

assist Optionee's reasonable efforts to have the permitting ready to begin mining operations as soon as practical after Optionee's purchase of the Ruby Mine.

c. Optionor shall make good faith and reasonable efforts to make the Optionor's information regarding the Property available for Optionee's inspection at reasonable times agreeable to both Parties

5. OPTION EXTENSION: Provided that Optionee is not in material default under the terms of this Option Agreement, Optionee shall have the right to extend the term of this Option for one (1) additional five (5) month term, beginning on February 1, 2011, and terminating on June 30, 2011, as follows:

a. Optionee shall provide Optionor with written notice of extension no earlier than January 10, 2011, and no later than January 31, 2011 by personal delivery in writing or by certified or registered mail, postage prepaid, return receipt requested, from Optionee to Optionor or its authorized agent before the expiration of the term of this option to Optionor or its authorized agent, Mission Canyon Realty (Anne Quick) to either of the following alternative addresses: Mr. William R. Frederking, P.O. Box 1241, Grass Valley, CA 95945; or Ms. Anne Quick, Mission Canyon Realty, P.O. Box 581125, N. Palm Springs, CA 92258-1125;

b. Optionee shall pay an Option extension payment of FIFTY THOUSAND DOLLARS ($50,000.00) on or before February 1, 2011;

c. Additional Option extension payments in the amount of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) each shall be payable on the first day of each and every month beginning on March 1, 2011, and continuing through June 2011, and totaling ONE HUNDRED THOUSAND DOLLARS ($100,000.00);

d. The Option extension consideration stated in Paragraphs 5.b., 5.c., and this 5.d. (collectively referred to as "Option Extension Consideration") provided herein, totaling ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00), shall be applied toward the Purchase price if Optionee exercises its Option and purchases the Ruby Mine;

e. Optionee shall not have the right to extend this Option as provided herein if Optionee is in default of any of the terms, conditions or payments provided herein;

f. In the event that Optionee extends this Option as provided herein, then the date for exercise of Option provided in Paragraph 6 of this Addendum shall be extended to on or before 5:00 pm on June 30, 2011; and,

g. All Option Extension Consideration is non-refundable in the event that Optionee fails to exercise its Option.

QL
Optionee's Initials
9/27/10
Date

MF
Optionor's Initials
9/27/10
Date

6. EXERCISE OF OPTION: In addition to the manner of exercise provided in Paragraph 4 of the Option, time being of the essence, and if and only if Optionee is not in material default under this Option Agreement, the Option shall be exercised by personal delivery in writing or by certified or registered mail, postage prepaid, return receipt requested, from Optionee to Optionor or its authorized agent before the expiration of the term of this Option to Optionor or its authorized agent, Mission Canyon Realty (Anne Quick) at the following alternative addresses: Mr. William R. Frederking, P.O. Box 1241, Grass Valley, CA 95945; or Ms. Anne Quick, Mission Canyon Realty, P.O. Box 581125, N. Palm Springs, CA 92258-1125.

Unless extended to 5:00 pm on June 30, 2011, as provided in Paragraph 5f above, Optionee shall, on or before 5:00 pm on January 31, 2011, open escrow at the title and escrow company to be designated by Optionor and deliver the following into said escrow:

a. A non-refundable deposit of EIGHTY-FIVE THOUSAND DOLLARS ($85,000.00);

b. The attached Commercial Property Purchase Agreement and Joint Escrow Instructions and all attachments thereto fully and properly executed;

c. The attached Contingency Removal form fully and properly executed. Upon exercising the Option, Optionee shall be conclusively deemed to have completed all investigations and reviews and removed all contingencies; and,

d. Optionee shall exercise this Option and initiate its purchase within SIXTY (60) days following the effective date of the approval of North Bay's Regional Center by the USCIS (United States Customs and Immigration Service).

7. OPTIONOR DISCLOSURES:

a. Paragraph 7 of the Option, "Optionor Disclosure", relates to issues not applicable to this Property transaction and is hereby removed in its entirety;

b. On or before November 15, 2010, Optionor shall deliver to Optionee, in writing, the following disclosures, documentation and information:

(i) PERMITS: If in Seller's possession, copies of all permits and approvals concerning the Property, obtained from any governmental entity, including, but not limited to, certificates of occupancy, conditional use permits, development plans, and licenses and permits pertaining to the operation of the Property;

(ii) STRUCTURAL MODIFICATIONS: Any known structural additions or alterations to, or the installation, alteration, repair or replacement of, significant components of the structure(s) upon the Property;

(iii) GOVERNMENTAL COMPLIANCE: Any improvements, additions, alterations or repairs made by Seller, or known to Seller to have been made, without required governmental permits, final inspections, and approvals;

(iv) VIOLATION NOTICES: Any notice of violations of any Law filed or issued against the Property and actually known to Seller;

(v) MISCELLANEOUS ITEMS: Any of the following, if actually known to Seller: (a) any current pending lawsuit(s), investigation(s), inquiry(ies), action(s), or other proceeding(s) affecting the Property, or the right to use and occupy it; and (b) any unsatisfied mechanic's or materialman's lien(s) affecting the Property; and,

(vi) CONDITION OF PROPERTY: Seller shall DISCLOSE KNOWN MATERIAL FACTS AND DEFECTS affecting the Property, including known insurance claims within the past five years, AND MAKE ANY AND ALL OTHER DISCLOSURES REQUIRED BY LAW.

c. If Optionee desires to have the existing Phase I Environmental Report updated by Optionor, the cost of such update shall be divided 50/50 between the Parties. It should be noted that such an update requires a field inspection that can only be performed when onsite conditions, including weather conditions, permit.

8. OPTIONOR'S CONTINUING OPERATIONS: Optionor shall remain in possession and control of the Property, and shall continue its management activities until Optionee closes escrow and purchases the Property.

9. PURCHASE AGREEMENT: Paragraph 8 of the Option, entitled "Purchase Agreement" and containing provisions regarding time limits and other matters, is hereby removed in its entirety.

10. DISPUTE RESOLUTION, VENUE, and GOVERNING LAW:

a. The Parties agree that Paragraph 9 of this Option Agreement, "Dispute Resolution", is deleted, and that there are no requirements for dispute resolution as alternative to litigation other than as the parties may mutually agree to in the future;

b. The Parties agree that there shall be no requirement for either mediation or arbitration for disputes concerning this Option Agreement or the attached Purchase Agreement or any matter relating thereto; and,

c. The Parties agree that this Option shall be governed and interpreted by California law. Exclusive venue for disputes concerning the Option or the Purchase

PL
Optionee's Initials
9/27/10
Date

MM
Optionor's Initials
9/27/10
Date

Agreement or any matter relating thereto shall be Nevada County, California. If any matter is deemed to be federal, then exclusive venue for such matter shall be Sacramento, California.

11. DAMAGE OR DESTRUCTION:

a. Paragraph 10 of the Option Agreement, "Damage or Destruction," is hereby removed in its entirety. Optionee shall have no right to the return of any Option Consideration, Option Extension Consideration, Reimbursement Payments, or other payments paid hereunder no matter how designated. The Parties hereby agree that more than one half of the sale price of the Property is related to the value of the minerals and mining opportunity of the Property and will not be affected by damage or destruction.

b. If Optionee desires to acquire and carry insurance against damage or destruction of the Property during the term of the Option at Optionee's sole expense, the reasonable cost of such insurance shall be credited against the purchase price as provided in Paragraph 3D of the Purchase Agreement.

12. RECORDING: Paragraph 12 of the Option, "Recording", is hereby removed in its entirety. Neither the Option nor the Purchase Agreement nor any memorandum nor any other matter with respect thereto shall be recorded.

13. ADDRESS: During the term of the Option, Optionee shall not change the address for notice or service of process designated in the Purchase Agreement without the prior written consent of Optionor, such consent not to be unreasonably withheld.

14. ASSIGNMENT: Optionee shall not assign this Option.

15. TERMINATION:

a. Optionee shall have the right to cancel and terminate the Option at any time, with or without cause, as provided in Paragraph 5 of the Option. Optionee shall fully and properly execute the attached Cancellation of Contract form and present same to Optionor to effect such termination.

b. Each and every term, condition and payment herein to be kept or performed by Optionee shall be and is made a condition of this Option. If Optionee shall fail or refuse to keep or perform any term, condition or payment herein for ten (10) days after written notice specifying the default, Optionor may, at its option, with written notice to Optionee, and without waiving any other right hereunder or at law or against Optionee arising from

any such default, terminate this Option. Such termination shall not release Optionee from any prior obligation or liability incurred by it under the provisions hereof. A waiver of one default shall not be deemed a waiver of any other or a succeeding default.

The foregoing terms and conditions are hereby agreed to and the undersigned acknowledge receipt of a copy of this document.

Date: 9/27/10

Buyer:
NORTH BAY RESOURCES INC.

By: ______________________
Perry Leopold

Its: CEO

Date: Sept 27/10

Seller:
RUBY DEVELOPMENT COMPANY

By: ______________________
W. R. "Rick" Frederking, Partner

CALIFORNIA ASSOCIATION OF REALTORS®

CONTINGENCY REMOVAL No. ________

(C.A.R. Form Revised CR, 04/10)

In accordance with the terms and conditions of the: ☐ California Residential Purchase Agreement (C.A.R. Form RPA-CA), or ☐ Residential Income Property Purchase Agreement (C.A.R. Form RIPA), or ☒ Commercial Property Purchase Agreement (C.A.R. Form CPA), or ☐ Vacant Land Purchase Agreement (C.A.R. Form VLPA) or ☐ Other ________ ("Agreement"), dated *September 1, 2010*, on property known as *Ruby Gold Mine Old Henness Pass, Unincorporated CA* ("Property"), between *North Bay Resources Inc. , by Perry Leopold* ("Buyer") and *Ruby Development Company , by W. R. Frederking* ("Seller").

A. BUYER REMOVAL OF BUYER CONTINGENCIES: Buyer removes those contingencies specified below. With respect to any contingency and cancellation right that Buyer removes, unless otherwise specified in a separate written agreement between Buyer and Seller (such as C.A.R Form RR), as applicable, Buyer shall conclusively be deemed to have: **(i)** completed all Buyer Investigations and review of reports and other applicable information and disclosures; **(ii)** elected to proceed with the transaction; and **(iii)** assumed all liability, responsibility and, expense, **if any,** for Repairs, corrections, or for the inability to obtain financing.

1. **ONLY the following individually checked Buyer contingencies are removed:**
   - A. ☐ Loan (Paragraph 3H) (NOTE: Removing the loan contingency also removes the appraisal contingency unless the appraisal contingency is separately selected in the Agreement.)
   - B. ☐ Appraisal (Paragraph 3I)
   - C. ☐ Reports/Disclosures (Paragraphs 4 and 6)
   - D. ☐ Condominium/Planned Development (HOA or OA) Disclosures (Paragraph 7B)
   - E. ☐ Buyer's Investigation, including insurability (Paragraph 10)
   - F. ☐ Title: Preliminary Report (Paragraph 12)
   - G. ☐ Sale of Buyer's Property (Paragraph 13)
   - H. ☐ ________
   - I. ☐ ________
   - J. ☐ ________

OR 2. ☐ **ALL Buyer contingencies are removed, EXCEPT:** ☐ Loan Contingency (Paragraph 3H); ☐ Appraisal Contingency (Paragraph 3I); (NOTE: Unless separately selected in the Agreement, the appraisal contingency is removed when the loan contingency is removed); ☐ Contingency for the Sale of Buyer's Property (C.A.R. Form COP) (Paragraph 13); ☐ Condominium/ Planned Development (HOA) Disclosures (Paragraph 7B);
☐ Other ________

3. ☒ **BUYER HEREBY REMOVES ANY AND ALL BUYER CONTINGENCIES.**

NOTE: Paragraph numbers refer to the California Residential Purchase Agreement (C.A.R. Form RPA-CA). Applicable paragraph numbers for each contingency or contractual action in other C.A.R. contracts are found in Contract Paragraph Matrix (C.A.R. Form CPM).

Once all contingencies are removed, whether or not Buyer has satisfied him/herself regarding all contingencies or received any information relating to those contingencies, Buyer may not be entitled to a return of Buyer's deposit if Buyer does not close escrow. This could happen even if, for example, Buyer does not approve of some aspect of the Property or lender does not approve Buyer's loan.

X ________________ Date ________
Buyer *North Bay Resources Inc.*

________________ Date ________
Buyer *by Perry Leopold*

B. SELLER REMOVAL OF SELLER CONTINGENCIES: Seller hereby removes the following Seller contingencies: ☐ Contingency for Seller's purchase of replacement property (C.A.R. Form COP); ☐ Other ________

X ________________ Date ________
Seller *Ruby Development Company*

________________ Date ________
Seller *by W. R. Frederking*

(____/____) (Initials) **CONFIRMATION OF RECEIPT:** A copy of this signed Contingency Removal was personally received by ☐ Buyer ☐ Seller or authorized agent on ____________ (date), at ________ ☐ AM/ ☐ PM.

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

Reviewed by ________ Date ________

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CALIFORNIA ASSOCIATION OF REALTORS®

CANCELLATION OF CONTRACT, RELEASE OF DEPOSIT AND JOINT ESCROW INSTRUCTIONS

(C.A.R. Form CC, Revised 4/10)

In accordance with the terms and conditions of the: ☐ California Residential Purchase Agreement; or ☒ Other *OPTION AGREEMENT* ("Agreement"), dated *September 1, 2010* , including all amendments and related documents, on property known as *Ruby Gold Mine Old Henness Pass, Unincorporated CA* ("Property"), between *North Bay Resources Inc. , by Perry Leopold* ("Buyer") and *Ruby Development Company , by W. R. Frederking* ("Seller").

Paragraphs 1 and 2 below constitute escrow instructions to Escrow Holder. Release of funds (pursuant to paragraph 2) requires mutually Signed release instructions from Buyer and Seller, judicial decision or arbitration award. A party may be subject to a civil penalty of up to $1,000 for refusal to sign such instructions if no good faith dispute exists as to who is entitled to the deposited funds (Civil Code §1057.3).

1. **CANCELLATION OF CONTRACT:** ☐ Buyer or ☐ Seller or ☐ both Buyer and Seller cancel(s) the Agreement and ☐ (if applicable), escrow # ______________ with *SELLER'S CHOICE* , Escrow Holder, for the following reason:

   A. ☐ Seller has failed to take the following applicable contractual action as required by the Agreement: ______________ .

OR B. ☐ Seller has failed to remove the applicable contingency after being given a Notice to Seller to Perform (C.A.R. Form NSP).

OR C. ☐ Buyer has failed to remove the applicable contingency after being given a Notice to Buyer to Perform (C.A.R. Form NBP).

OR D. ☐ Buyer has failed to take the applicable contractual action after being given a Notice to Buyer to Perform (C.A.R. Form NBP).

OR E. ☐ As otherwise permitted by paragraph ______________ of the Agreement.

OR F. ☐ Per mutual agreement.

OR G. ☐ Other ______________ .

______________ Date ______________
Buyer's or Seller's Signature (party cancelling the contract)

______________ Date ______________
Buyer's or Seller's Signature (party cancelling the contract)

2. **RELEASE OF DEPOSIT**

   A. ☐ Seller authorizes release of Buyer's deposit, less Buyer's fees and costs, to Buyer.

OR B. ☐ Buyer authorizes release of Buyer's deposit, less Seller's fees and costs, to Seller. (☐ A liquidated damages clause was properly included as part of the Agreement, and the Property contains no more than four residential units, one of which the Buyer intended to occupy. Buyer's authorization of release of deposit to Seller is limited to no more than 3% of the purchase price. Any additional deposit shall be returned to Buyer.)

OR C. ☐ Both Buyer and Seller acknowledge mutual cancellation of the Agreement and authorize Escrow Holder to continue to hold the deposit until receiving subsequent mutual instructions, judicial decision or arbitration award.

OR D. ☒ Other: *Consideration to be retained by Ruby Development Company* .

Unless otherwise specified above, Buyer and Seller (i) mutually release each other from all obligation to buy, sell or exchange the Property under the Agreement, and from all claims, actions and demands that each may have against the other(s) by reason of the Agreement; and (ii) intend that all rights and obligations arising out of the Agreement are null and void.

Date ______________ Date ______________

Buyer X ______________ Seller X ______________
North Bay Resources Inc. *Ruby Development Company*

Buyer ______________ Seller ______________
by Perry Leopold *by W. R. Frederking*

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

Reviewed by ______________ Date ______________

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